Exhibit 99.1

NV5 Appoints Alexander Hockman to Board of Directors

Hollywood, FL – January 28, 2015 – NV5 Holdings, Inc. (the “Company”) (Nasdaq: NVEE), a provider of professional and technical engineering and consulting solutions, is pleased to announce the appointment of Alexander Hockman, P.E. to its Board of Directors. Prior to his current role as President and COO, in which he oversees operations of all five of NV5's core verticals, Mr. Hockman was Executive Vice President and COO of Construction Quality Assurance, the company's most profitable service line.

"Over a long period of time, Alex has had a consistent record of success in managing and growing the operations under his direction," said Dickerson Wright, Chairman and CEO of NV5. "We are confident that this history of success will continue in his expanded role."

"I am very pleased to join NV5's esteemed Board and I am looking forward to contributing to the overall strategy and direction of the company," said Alexander Hockman, President and COO of NV5.

Before joining NV5 in 2011, Alexander Hockman was COO of the Construction Materials Testing Division of Bureau Veritas, one of the largest international testing, inspection and certification services companies. Mr. Hockman was President of Intercounty Laboratories from 1985 until 2003, when Bureau Veritas acquired the company. His history of growing revenue and optimizing operational excellence in the companies he manages includes thirty years of expertise as an elite practitioner of geotechnical, environmental and construction materials testing, water intrusion studies, and building code consulting. Mr. Hockman has served as the Principal-in-charge of many high profile projects including NV5's South Florida Water Management District contract, the testing and inspection contract for the expansion of the Fort Lauderdale-Hollywood International Airport, LNG Refinery Projects in West Africa, Building Code Consulting contracts for several County School Boards, and Off-Shore Drilling projects, among others. He also has extensive experience addressing construction defect claims relating to structures and building systems. Mr. Hockman earned a Bachelor's of Science Degree in Civil Engineering from Florida International University and is a licensed professional engineer in Florida.

About NV5NV5 Holdings, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, energy, program management and environmental solutions. The Company operates 28 offices in California, Colorado, Utah, Florida, Pennsylvania, New Jersey and Ohio and is headquartered in Hollywood, Florida. For additional information, please visit the Company's website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the "Risk Factors" set forth in the Company's most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Contacts:

NV5 Holdings, Inc.

Richard Tong

Tel: +1-954-495-2114

Email: ir@nv5.com

- OR -

The Piacente Group | Investor Relations

Don Markley or Glenn Garmont

Tel: +1-212-481-2050

Email: nv5@tpg-ir.com